UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: September 28, 2010

Date of earliest event reported: September 22, 2010

INTERNATIONAL ASSETS

HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)

708 Third Avenue, Suite 1500, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 485-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 22, 2010, the Company’s subsidiary INTL Commodities, Inc., entered into an Amended and Restated Credit Agreement with BNP Paribas as Administrative Agent, Collateral Agent, an Issuing Bank and the Swing Line Lender, ABN AMRO Bank N.V. and Rabobank Nederland, New York Branch, as additional Issuing Banks, and with the lenders from time to time parties to the Credit Agreement, pursuant to which the amount available under this syndicated loan facility was increased from $92 million to $140 million. The loan proceeds will continue to be used to finance INTL Commodities’ activities and are secured by INTL Commodities’ assets.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Document

10.1	Amended and Restated Credit Agreement, made as of September 22, 2010, by and between INTL Commodities, Inc. as borrower, International Assets Holding Corporation, as a guarantor, BNP Paribas as Administrative Agent, Collateral Agent, an Issuing Bank and the Swing Line Lender, ABN AMRO Bank N.V. and Rabobank Nederland, New York Branch, as additional Issuing Banks, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ASSETS HOLDING CORPORATION
Date: September 27, 2010
	By:	/S/ BRIAN SEPHTON
Brian Sephton, its Chief Legal & Governance Officer

Exhibit Index

Exhibit No.	Description of Document

10.1	Amended and Restated Credit Agreement, made as of September 22, 2010, by and between INTL Commodities, Inc. as borrower, International Assets Holding Corporation, as a guarantor, BNP Paribas as Administrative Agent, Collateral Agent, an Issuing Bank and the Swing Line Lender, ABN AMRO Bank N.V. and Rabobank Nederland, New York Branch, as additional Issuing Banks, and the lenders party thereto.

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